As filed with the Securities and Exchange Commission on August 12, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4591529 (I.R.S. Employer Identification No.)

5995 Plaza Drive, Cypress, California 90630
(Address of principal executive offices, including zip code)

1996 Stock Option Plan for Officers and Key Employees, as amended
(Full title of the plan)

Joseph S. Konowiecki, Esq.
Executive Vice President, General Counsel and Secretary
PacifiCare Health Systems, Inc.
5995 Plaza Drive
Cypress, California 90630
(714) 226-3000
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Barbara Borden, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to	Amount to be	Offering Price Per	Aggregate Offering	Amount of
be Registered	Registered	Share	Price	Registration Fee

Common Stock, par value $0.01 per share, including related rights to purchase Series A junior participating preferred stock(1)	750,066	$47.86 (2)	$35,898,158 (2)	$2,904

(1)	Underlying shares of Common Stock issuable under PacifiCare’s 1996 Stock Option Plan for Officers and Key Employees, as amended. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on a date within five business days of the filing hereof with respect to the shares being registered.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed by PacifiCare Health Systems, Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission, or SEC, are incorporated herein by reference:

a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “Form 10-K”), which is the Registrant’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and which contains audited financial statements for the Registrant’s latest fiscal year for which a Form 10-K was required to have been filed.

b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

c) The Registrant’s Current Reports on Form 8-K filed on February 13, 2003, February 24, 2003, April 17, 2003, April 30, 2003, May 28, 2003, June 4, 2003, June 12, 2003, July 10, 2003, July 31, 2003 and August 4, 2003.

d) The description of the Registrant’s common stock, set forth in a Registration Statement on Form 8-A filed by the Registrant with the SEC on May 30, 2003.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s bylaws provide that the Registrant will indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other applicable law, with certain exceptions relating to proceedings initiated by the Registrant’s directors or executive officers or by the Registrant’s directors or executive officers against the Registrant.

     In addition, the Registrant’s certificate of incorporation provides that its directors shall not be liable for monetary damages to the Registrant and its stockholders to the fullest extent permissible under applicable law. The Registrant maintains a policy providing directors’ and officers’ liability insurance, which insures directors and officers of the Registrant in certain circumstances, and has also entered into indemnification agreements with its directors and executive officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement:

4.1	Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 99.1 to Registrant’s Registration Statement on Form S-3 (File No. 333-83069)).

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K, dated November 19, 1999).

4.3	Amendment to Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.03 to Registrant’s Form 10-Q for the quarter ended June 30, 2003).

4.4	Bylaws of Registrant (incorporated by reference to Exhibit 99.2 to Registrant’s Registration Statement on Form S-3 (File No. 333-83069)).

4.5	Amendment to Bylaws of Registrant (incorporated by reference to Exhibit 3.03 to Registrant’s Form 10-K for the year ended December 31, 2001).

4.6	Fourth Amendment to Bylaws of Registrant (incorporated by reference to Exhibit 3.04 to Registrant’s Form 10-K for the year ended December 31, 2002).

4.7	Form of Specimen Certificate For Registrant’s Common Stock (incorporated by reference to Exhibit 4.02 to Registrant’s Form 10-K for the year ended December 31, 1999).

4.8	Rights Agreement, dated as of November 19, 1999, between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 99.2 to Registrant’s Current Report on Form 8-K (file No. 000-21949) filed on November 19, 1999).

5.1	Opinion of Cooley Godward LLP. (1)

15.1	Letter re: Unaudited Interim Financial Information. (1)

23.1	Consent of Ernst & Young LLP, Independent Auditors. (1)

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney (appears on signature page).

99.1	1996 Stock Option Plan for Officers and Key Employees of the Registrant (incorporated by reference to Exhibit 10.05 to Registrant’s Form 8-B, dated January 23, 1997).

99.2	First Amendment to 1996 Stock Option Plan for Officers and Key Employees of the Registrant (incorporated by reference to Exhibit D to Registrant’s Proxy Statement, dated May 25, 1999).

99.3	Second Amendment to the 1996 Stock Option Plan for Officers and Key Employees of the Registrant (incorporated by reference to Exhibit 10.13 to Registrant’s Form 10-Q for the quarter ended June 30, 2003).

(1)	A copy of this exhibit is being filed with this Registration Statement on Form S-8.

Item 9. Undertakings.

     a) The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)  The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on this 12th day of August, 2003.

PACIFICARE HEALTH SYSTEMS, INC.

By:	/s/ Howard G. Phanstiel

Howard G. Phanstiel Title: President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned whose signature appears below constitutes and appoints Howard G. Phanstiel and Gregory W. Scott, and each of them (with full power of each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Howard G. Phanstiel Howard G. Phanstiel	President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2003

/s/ Gregory W. Scott Gregory W. Scott	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 12, 2003

/s/ Peter A. Reynolds Peter A. Reynolds	Senior Vice President and Corporate Controller (Chief Accounting Officer)	August 12, 2003

/s/ David A. Reed David A. Reed	Chairman of the Board	August 12, 2003

/s/ Bradley C. Call Bradley C. Call	Director	August 12, 2003

/s/ Shirley S. Chater, Ph.D. Shirley S. Chater, Ph.D.	Director	August 12, 2003

Name	Title	Date

/s/ Terry O. Hartshorn Terry O. Hartshorn	Director	August 12, 2003

/s/ Gary L. Leary Gary L. Leary	Director	August 12, 2003

/s/ Dominic Ng Dominic Ng	Director	August 12, 2003

/s/ Warren E. Pinckert II Warren E. Pinckert II	Director	August 12, 2003

/s/ Charles R. Rinehart Charles R. Rinehart	Director	August 12, 2003

/s/ Lloyd E. Ross Lloyd E. Ross	Director	August 12, 2003

PACIFICARE HEALTH SYSTEMS, INC.

FORM S-8
REGISTRATION STATEMENT

EXHIBIT INDEX

Exhibit

4.1	Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 99.1 to Registrant’s Registration Statement on Form S-3 (File No. 333-83069)).
4.2	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K, dated November 19, 1999).
4.3	Amendment to Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.03 to Registrant’s Form 10-Q for the quarter ended June 30, 2003).
4.4	Bylaws of Registrant (incorporated by reference to Exhibit 99.2 to Registrant’s Registration Statement on Form S-3 (File No. 333-83069)).
4.5	Amendment to Bylaws of Registrant (incorporated by reference to Exhibit 3.03 to Registrant’s Form 10-K for the year ended December 31, 2001).
4.6	Fourth Amendment to Bylaws of Registrant (incorporated by reference to Exhibit 3.04 to Registrant’s Form 10-K for the year ended December 31, 2002).
4.7	Form of Specimen Certificate For Registrant’s Common Stock (incorporated by reference to Exhibit 4.02 to Registrant’s Form 10-K for the year ended December 31, 1999).
4.8	Rights Agreement, dated as of November 19, 1999, between the Registrant and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 99.2 to Registrant’s Current Report on Form 8-K (File No. 000-21949) filed on November 19, 1999).
5.1	Opinion of Cooley Godward LLP. (1)
15.1	Letter re: Unaudited Interim Financial Information. (1)
23.1	Consent of Ernst & Young LLP, Independent Auditors. (1)
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney (appears on signature page).
99.1	1996 Stock Option Plan for Officers and Key Employees of the Registrant (incorporated by reference to Exhibit 10.05 to Registrant’s Form 8-B, dated January 23, 1997).
99.2	First Amendment to 1996 Stock Option Plan for Officers and Key Employees of the Registrant (incorporated by reference to Exhibit D to Registrant’s Proxy Statement, dated May 25, 1999).
99.3	Second Amendment to the 1996 Stock Option Plan for Officers and Key Employees of the Registrant (incorporated by reference to Exhibit 10.13 to Registrant’s Form 10-Q for the quarter ended June 30, 2003).

(1)	A copy of this exhibit is being filed with this Registration Statement on Form S-8.